                                                                     Exhibit 3.1


           FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          ESPERION THERAPEUTICS, INC.

          ESPERION THERAPEUTICS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

          FIRST:  The name of the Corporation is Esperion Therapeutics, Inc.
The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on May 18, 1998. A Certificate of Correction was filed with the Secretary of State of the State of Delaware on May 22, 1998. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 23, 1998. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 6, 1998. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 7, 2000. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 18, 2000. Two Certificates of Correction were filed with the Secretary of State of the State of Delaware on May 9, 2000 concurrently with the filing of this Fourth Restated Certificate of Incorporation.

          SECOND: This Fourth Restated Certificate of Incorporation (the "Certificate of Incorporation") restates and integrates and further amends the Certificate of Incorporation of the Corporation. This Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing).

          THIRD: The text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE I
                                   ---------

                                     NAME
                                     ----

     The name of the Corporation is Esperion Therapeutics, Inc.

                                  ARTICLE II
                                  ----------

                               REGISTERED AGENT
                               ----------------

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III
                                  -----------

                                    PURPOSE
                                    -------

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV
                                  ----------

                                 CAPITAL STOCK
                                 -------------

A. The Corporation is authorized to issue two (2) classes of capital stock, to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock which the Corporation is authorized to issue is 56,136,363. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is 25,525,251. The total number of shares of Common Stock which the Corporation shall have the authority to issue is 30,611,112. The Preferred Stock shall have a par value of $0.01 per share and the Common Stock shall have a par value of $0.001 per share. Each share of Common Stock shall be identical in all respects and for all purposes and entitled to: one vote in all proceedings in which action may or is required to be taken by shareholders of the Corporation; participate equally in all dividends payable with respect to the Common Stock, as, if and when declared by the Board of Directors of the Corporation (the "Board"), subject to any dividend preference in favor of Preferred Stock; and share ratably in all distributions of assets of the Corporation in the event of any voluntary or involuntary liquidation, or winding up of the affairs of the Corporation, subject to any liquidation rights and preferences in favor of Preferred Stock.

     The Preferred Stock shall be divided into series. The first series shall consist of 500,000 shares and is designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The second series shall consist of 10,000,000 shares and is designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). The third series shall consist of 13,888,888 shares and is designated "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"). The fourth series shall consist of 1,136,363 shares and is designated "Series D Convertible

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Preferred Stock" (the "Series D Preferred Stock"; the Series A Preferred Stock,
the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, collectively, the "Preferred Stock"). The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of all or any of the remaining shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The Board is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     The authority of the Board with respect to each series shall include, but not be limited to, determination as to the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

     (b) The dividend rate on the shares of that series, if any, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

     (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (h)  Any other relative rights, preferences and limitations of that series.

B. Effective as of the date of the filing of this Fourth Amended and Restated Certificate each share of Common Stock of the Company:

     (i) issued and outstanding immediately prior to 5:00 p.m. on March 24, 2000 (the "Effective Time"), or

     (ii) issuable upon the exercise of options outstanding at the Effective
Time,

shall be automatically, without further action by the Company or any holder or any person having the right to acquire such shares, be reclassified into 0.7225 shares of Common Stock of the Company (the "Reverse Stock Split"). For each share issuable upon the exercise of options outstanding at the Effective Time, the exercise price for such reclassified share shall be correspondingly adjusted by increasing the respective price per share in effect immediately prior to such reclassification in inverse proportion to such reclassification. No fractional shares of Common Stock shall be issued or issuable in connection with the Common Reverse Stock Split and any interest in a fraction of a share issuable:

     (i)  to holders of record at the Effective Time of Common Stock, or

     (ii) upon exercise of options outstanding at the Effective Time,

shall be converted into the right to receive, upon the surrender of the instruments formerly representing the right to shares of Common Stock, an amount in cash equal to the current fair market value as determined by the Board of Directors in good faith, at the Effective Time, of the interest in such fraction of a share. Notwithstanding the Reverse Stock Split (as hereinafter defined), the total number of shares of Common Stock, par value $.001 per share, that the Company is authorized to issue shall remain at 30,611,112 shares, and the 2000 Equity Compensation Plan and the 2000 Employee Stock Purchase Plan (collectively the "Plans") and the shares to be issued under such Plans shall be unaffected by the Reverse Stock Split and shall remain as described in such Plans.

C.   PREFERRED STOCK

The following is a statement of the powers, designations, preferences, privileges, rights, qualifications, limitations and restrictions of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock of the Corporation:

     1.   Dividends; Other Distributions.
          ------------------------------

     (a) No dividends or other distributions shall be declared or paid on any Common Stock unless a dividend or distribution is declared and paid (i) with respect to all outstanding shares of Series A Preferred Stock at the same time as such dividends or distributions are paid on the Common Stock in an amount for each such share of Series A Preferred Stock equal to the amount of such dividends or distributions that would be payable on such number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible on the record date fixed for such dividends or distributions, (ii) with respect to all outstanding shares of Series B Preferred Stock at the same time as such dividends or distributions are paid on the Common

Stock in an amount for each such share of Series B Preferred Stock equal to the amount of such dividends or distributions that would be payable on such number of shares of Common Stock into which such shares of Series B Preferred Stock are convertible on the record date fixed for such dividends or distributions, (iii) with respect to all outstanding shares of Series C Preferred Stock at the same time as such dividends or distributions are paid on the Common Stock in an amount for each such share of Series C Preferred Stock equal to the amount of such dividends or distributions that would be payable on such number of shares of Common Stock into which such shares of Series C Preferred Stock are convertible on the record date fixed for such dividends or distributions, and
(iv) with respect to all outstanding shares of Series D Preferred Stock at the same time as such dividends or distributions are paid on the Common Stock in an amount for each such share of Series D Preferred Stock equal to the amount of such dividends or distributions that would be payable on such number of shares of Common Stock into which such shares of Series D Preferred Stock are convertible on the record date fixed for such dividends or distributions; and no dividends or distributions shall be declared or paid on any Series A Preferred Stock and/or Series B Preferred Stock unless a dividend or distribution is declared and paid with respect to all outstanding shares of Series C Preferred Stock and Series D Preferred Stock at the same time as such dividends or distributions are paid on the Series A Preferred Stock and/or Series B Preferred Stock equal to the amount of such dividends or distributions that would be payable on such number of shares of Series A Preferred Stock and/or Series B Preferred Stock, in proportion to such number of shares of Common Stock into which such shares of Series A Preferred Stock and/or Series B Preferred Stock and such shares of Series C Preferred Stock and Series D Preferred Stock are convertible on the record date fixed for such dividends or distributions, as the case may be.

     (b) In the event the Corporation shall declare a distribution (other than any distribution described in Section C.2 of this Article IV) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each case the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     2.   Liquidation Preference. In the event of any liquidation, dissolution,
          ----------------------
or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

     (a) The holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation available for distribution, whether from capital, surplus, earnings, or otherwise to the holders of the Common Stock or any other equity security of the Corporation, by reason of their ownership of such with respect to each share of Preferred Stock, an amount equal to $1 for each share of Series A Preferred Stock (the "Series A Original Cost") plus all accrued but unpaid dividends on such share (the "Series A Liquidation Value"); $1.50 for each share of Series B Preferred Stock (the "Series B Original Cost") plus all accrued but unpaid dividends on such share (the "Series B

Liquidation Value"); $2.16 for each share of Series C Preferred Stock (the "Series C Original Cost") plus all accrued but unpaid dividends on such share (the "Series C Liquidation Value"); $4.40 for each share of Series D Preferred Stock (the "Series D Original Cost") plus all accrued but unpaid dividends on such share (the "Series D Liquidation Value" and, together with the Series A Liquidation Value, Series B Liquidation Value and Series C Liquidation Value, the "Liquidation Value"), in each case, adjusted for any combinations, consolidations, stock splits, or stock distributions or dividends with respect to such shares. The assets and funds thus distributed among the holders of the Preferred Stock shall be distributed among the holders of the Preferred Stock in proportion to the full Liquidation Value each such holder is otherwise entitled to receive in accordance with the preceding sentence. If, upon any liquidation, the assets and funds of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Preferred Stock and any other series then ranking in parity with the Preferred Stock the full amounts to which they shall be entitled pursuant to Section C.2(a), the holders of the Series C Preferred Stock and the Series D Preferred Stock shall be entitled to receive first the Series C Liquidation Value and the Series D Liquidation Value, respectively, and then the other holders of the Preferred Stock and the holders of any other series then ranking in parity with the Preferred Stock shall share ratably in any distribution of assets and funds in proportion to the respective amounts which would be payable to them in respect of the shares held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Section C.2(a).

     (b) If, upon the completion of the distributions contemplated by Section C.2(a) of this Article IV, assets and funds remain available for distribution by the Corporation, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of the Common Stock then held by them.

     (c) For purposes of this Section C.2, unless otherwise determined by the holders of at least 51% of the then outstanding Preferred Stock voting together as a class prior to the effective time of any such Transaction (as defined below), (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which the outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to the Transaction (as defined below) own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquired, as the case may be, immediately following such Transaction (a "Change in Control"), or (ii) a sale or other disposition of all or substantially all of the assets of the Corporation (each, a "Transaction"), or (iii) any other transaction which results in such a Change in Control, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Preferred Stock to receive at closing, in cash, securities or other property (valued as provided in Section C.2(d)) in amounts as specified in Section C.2(a) of this Article IV.

     (d) Whenever the distribution provided for in this Section C.2 shall be payable (i) in securities, such securities shall be valued as follows:

     (x) securities not subject to investment letter or other similar restrictions on free marketability:

          (1) if traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three (3) days prior to the closing of the liquidation;

          (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of the liquidation; and

          (3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board; and

     (y)  securities subject to investment letter or other restrictions shall be valued at the fair market value, as determined in good faith by the Board, or
(ii) in property other than securities or cash, the "fair value" of the assets or property to be distributed in such event shall be determined in good faith by the Board; provided that in the event the fair market value per share of such
           --------
securities is not specifically set forth in the documents relating to any such Transaction entered into by the Company and approved by the holders of the Preferred Stock as provided herein and the holders of at least 51% of either of the then outstanding Series C Preferred Stock or the then outstanding Series D Preferred Stock object in good faith to such determination by the Board and give written notice of such objection to the Company within 10 days after the notice described in subsection (e) is provided to the holders of the Series C Preferred Stock or the Series D Preferred Stock, the fair market value of such securities shall be determined by an independent appraiser selected in good faith by the Board and reasonably acceptable to such holders at the Company's expense.

     (e) Written notice of liquidation stating a payment date and the amount of the Series A Liquidation Value, the Series B Liquidation Value, the Series C Liquidation Value and the Series D Liquidation Value shall be provided by mail, postage prepaid, or by facsimile, not less than 20 days prior to the payment date stated therein, to the record holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, such notice to be addressed to each such holder at its address as shown in the records of the Corporation.

     3.   Voting Rights. Except as otherwise provided herein and in Section C.6
          -------------
of this Article IV, and except as otherwise required by law, the holder of each share of Common Stock issued and outstanding shall have one vote per share and the holder of each share of Preferred Stock shall be entitled to the number of votes as is equal to the number of shares of Common Stock into which such holder's shares of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or required by law), such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Holders of Common Stock and Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the By-laws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest lower whole number.

     4.   Conversion. The holders of the Preferred Stock shall have conversion
          ----------
rights as follows (the "Conversion Rights"):

     (a)  Right to Convert. Each share of Preferred Stock shall be convertible,
          ----------------
at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the initial Conversion Price for such share of Preferred Stock by the Conversion Price for such share of Preferred Stock then in effect. The "Conversion Price" for the Series A Preferred Stock shall initially be the Series A Original Cost (as defined in Section 2(a) of this Article IV), "Conversion Price" for the Series B Preferred Stock shall initially be the Series B Original Cost (as defined in Section 2(a) of this Article IV), "Conversion Price" for the Series C Preferred Stock shall initially be the Series C Original Cost (as defined in Section 2(a) of this Article IV) and the "Conversion Price" for the Series D Preferred Stock shall initially be the Series D Original Cost (as defined in Section 2(a) of this Article IV). The Conversion Price shall be subject to adjustment as hereinafter provided. No amount shall be payable by a shareholder in respect of the conversion of any share of Preferred Stock.

     (b)  Automatic Conversion. Each share of Preferred Stock shall
          --------------------
automatically be converted into one or more share(s) of Common Stock at the then-effective Conversion Price for such share of Preferred Stock, upon the earlier of (i) the date specified by vote or written consent or agreement of holders of at least 51% of the shares of Preferred Stock then outstanding, voting together as a class, or (ii) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of the Corporation's Common Stock for the account of the Corporation to the public at a price per share of not less than three times the Series C Original Cost (adjusted for any combinations, consolidations, stock splits, or stock distributions or dividends with respect to such shares) and resulting in aggregate gross proceeds to the Corporation of not less than $30,000,000 (a "Qualified Offering").

     (c)  Mechanics of Conversion. No fractional shares of Common Stock shall be
          -----------------------
issued upon conversion of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional shares to which the holder would be otherwise entitled, pay cash equal to the fair market value of such fractional share on the date of conversion, which fair market value shall be determined in good faith by the Board. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at the office of the Corporation or at such transfer agent's office to such holder of Preferred Stock, (i) a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and (ii) cash or a check payable to the holder of such Preferred Stock in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Stock to be converted, or, in the case of a conversion pursuant to Section C.4.(b)(ii), immediately prior to the closing of the Qualified Offering, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the date of such conversion. If the conversion is in connection with a Qualified Offering, the conversion shall be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock, until immediately prior to the closing of such sale of securities.

     (d)    Adjustment of Conversion Price. The Conversion Price shall be
            ------------------------------
subject to adjustment from time to time as follows:

       (i)  Special Definitions.  For purposes of this Section C.4, the
            -------------------
following definitions shall apply:

            (1)  "Options" shall mean rights, options or warrants to subscribe
                  -------
for, purchase or otherwise acquire either Common Stock or Convertible
Securities.

            (2)  "Original Issue Date" shall mean the date on which the first
                  -------------------
share of Series A Preferred Stock is issued.

            (3)  "Series C Issue Date" shall mean the date on which the first
                  -------------------
share of Series C Preferred Stock is issued.

            (4)  "Convertible Securities" shall mean any evidence of
                  ----------------------
indebtedness, shares (other than the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock authorized herein) or other securities by their terms convertible into or exchangeable for Common Stock.

            (5)  "Additional Common Shares" shall mean all Common Stock issued
                  ------------------------
(or, pursuant to Section C.4(d)(iii), deemed to be issued) by the Corporation after the Series C Issue Date other than Common Stock issued or issuable at any time (collectively, "Excluded Stock"):

               (A) upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock;

              (B) pursuant to the acquisition of another corporation by the Corporation or issued in connection with any merger, consolidation, combination, or purchase of all or substantially all of the assets or other reorganization which shall be approved in accordance with this Amended and Restated Certificate of Incorporation and Delaware Statute;

              (C) as a dividend or distribution on Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock;

              (D) to employees, consultants, officers or directors of the Corporation pursuant to any stock options which are outstanding on the date hereof, but which in no event exceeds 940,000 shares of Common Stock;

              (E) to employees, consultants, officers or directors of the Corporation pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement for the primary purpose of soliciting or retaining such employees, consultants, officers or directors services and which are approved by the Compensation Committee of the Board of Directors (provided such committee includes at least one Purchaser Director (as such term is defined in the Stockholders' Agreement dated as of July 6, 1998, as amended, among the Corporation, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and certain other stockholders of the Corporation) and does not include any director who is an officer of the Corporation) or the Board of Directors of the Corporation, but which in no event exceeds 680,000 shares of Common Stock;

              (F) directly or upon exercise of options, warrants, or rights, or upon conversion of convertible securities issued pursuant to any equipment leasing arrangement or debt financing from a bank or similar leasing company or financial institution, which arrangement or financing, and the issuance of shares therein, have been approved by the Board; or

              (G) in a transaction which is approved by the holders of (I) not less than 51% of the holders of the then outstanding Series A Preferred Stock and Series B Preferred Stock, voting together on an as converted basis and (II) not less than 51% of the holders of the then outstanding Series C Preferred Stock and Series D Preferred Stock, voting together on an as converted basis.

       (ii)  No Adjustment of Conversion Price. No adjustment in the Conversion
             ---------------------------------
Price of any share of Preferred Stock shall be made in respect of the issuance or deemed issuance of Additional Common Shares unless the consideration per share (determined in accordance with Section C.4(d)(v)) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the Conversion Price for such share in effect on the date of, and immediately prior to such issue or deemed issue.

       (iii) Deemed Issue of Additional Common Shares.

             (1)  Option and Convertible Securities. In the event the
                  ---------------------------------
Corporation, at any time or from time to time after the Original Issue Date, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Common Shares are deemed to be issued:

               (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                  (I) in the case of Convertible Securities or Options for Common Stock, the only Additional Common Shares issued were Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                  (II) in the case of Options for Convertible Securities, the only Convertible Securities issued were Convertible Securities, if any, actually issued upon the exercise of such Options, and the consideration received by the Corporation for the Additional Common Shares deemed to have been issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price for any share of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price for such share on the original adjustment date, or (ii) the Conversion Price for such share that would have resulted from any issuance of Additional Common Shares between the original adjustment date and the date of such readjustment for which no adjustment to the Conversion Price for such share was made; and

               (E) in the case of any Options which expire by their terms not more than 60 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options.

            (2)  Stock Dividends. In the event the Corporation, at any time or
                 ---------------
from time to time after the Original Issue Date, shall declare or pay any dividend or other distribution on the Common Stock payable in shares of Common Stock, then and in any such event, Additional Common Shares shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or other distribution for purposes of adjusting the Conversion Price; provided, however, that if such record date is fixed and such dividend or other distribution is not fully paid, the only Additional Common Shares deemed to have been issued shall be the number of shares of Common Stock actually issued as of the close of business on such record date, and such Conversion Price shall be recomputed accordingly.

       (iv)  Adjustment of Conversion Price Upon Issuance of Additional Common
             -----------------------------------------------------------------
Shares.  In the event the Corporation, at any time after the Original Issue
------
Date, shall issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section C.4(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, in each case, in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the applicable Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued would purchase at the applicable Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Common Shares so issued; provided that, for the purposes of this Section C.4(d)(iv), all shares of Common Stock issuable upon exercise of outstanding Options, and on conversion of outstanding Convertible Securities and Preferred Stock shall be deemed to be outstanding. With respect to any such issuance, the foregoing sentence shall only apply to shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock held by a holder who purchases at least the full number of shares of capital stock of the Corporation which such holder has a right to purchase pursuant to Section 3 of the Investors' Rights Agreement dated as of July 6, 1998, as amended from time to time, entered into between the Corporation and certain other parties.

       (v)  Determination of Consideration.  For purposes of this Section
            ------------------------------
C.4(d), the consideration received by the Corporation for the issue of any Additional Common Shares shall be computed as follows:

            (1)  Cash and Property.  Such consideration shall:
                 -----------------

               (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

               (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

               (C) in the event Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration so received, be computed as provided in clause (A) and (B) above, as determined in good faith by the Board.

            (2)  Options and Convertible Securities. The consideration per share
                 ----------------------------------
received by the Corporation for Additional Common Shares deemed to have been issued pursuant to Section C.4(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing:

                 (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                 (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein or a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (3)  Stock Dividends. Any Additional Common Shares deemed to have
                 ---------------
been issued relating to stock dividends or distributions shall be deemed to have been issued for no consideration.

       (vi)  Adjustments for Subdivisions, Combinations or Consolidation of
             --------------------------------------------------------------
Common Stock.  In the event the outstanding Common Stock shall be subdivided (by
------------
split or otherwise), into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately adjusted. In the event the outstanding Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted.

       (vii)  Adjustments for Other Distributions.  In the event the Corporation
              -----------------------------------
at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities or other property of the Corporation other than Common Stock and other than as otherwise adjusted in this Section C.4, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities and other property of the Corporation which they would have received had their shares of Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section C.4 with respect to the rights of the holders of the Preferred Stock.

       (viii) Adjustments for Reclassification, Exchange and Substitution.  If
              -----------------------------------------------------------
the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than as defined in Section C.2(c) of this Article IV or a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, that number of shares of such other class or classes of stock equal to the number of shares of Common Stock issuable upon conversion of the Preferred Stock (adjusted for any combinations, consolidations, stock splits, or stock distributions or dividends with respect to such shares) immediately prior to such capital reorganization or reclassification as would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

       (ix)   Reorganizations, Mergers, Consolidations or Sales of Assets. If at
              -----------------------------------------------------------
any time or from time to time, there is a capital reorganization of the Common Stock (other than as defined in Section C.2(c) of this Article IV or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section C.4(d), as a part of such capital reorganization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of the Preferred Stock, would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section C.4(d) with respect to the rights of the holders of Preferred Stock after the capital reorganization to the end that the provisions of this Section C.4 of this Article IV and the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

     (e)  No Impairment. The Corporation shall not, by amendment of its
          -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section C.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

     (f)  Certificate as to Adjustments. Upon the occurrence of each adjustment
          -----------------------------
or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, pursuant to this Section C.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the conversion price at the time in effect with respect to such series of Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of such series of Preferred Stock.

     (g)  Notices of Record Date. In the event that the Corporation shall
          ----------------------
propose at any time:

       (i) to declare any dividend or distribution upon its Common Stock, whether or not a regular cash dividend or a dividend payable in shares of Common Stock, and whether or not out of earnings or earned surplus;

       (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

       (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

       (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up or to enter into any other transaction contemplated by Section C.2(c); then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock:

              (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

              (2) in the case of the matters referred to in (iii) and (iv) above, in the event a record date is taken with respect to any such matter, at least 20 days' prior written notice of such record date or, if no such record date is taken, at least 20 days' prior written notice of the date when such matters shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or sent by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of the Corporation.

     (h)  Issue Taxes. The Corporation shall pay any and all issue and other
          -----------
similar taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (i)  Reservation of Stock Issuable Upon Conversion. The Corporation shall
          ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, utilizing its best efforts to obtain the requisite shareholder approval of any necessary amendment to the Certificate of Incorporation.

     (j)  Waiver of Adjustment of the Series A, Series B, Series C and Series D
          ---------------------------------------------------------------------
Conversion Price.  Notwithstanding anything contained in this Third Amended
----------------
and Restated Certificate of Incorporation to the contrary, the operation of, and any adjustment of the Conversion Price with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock pursuant to this Section C.4 of this Article IV, other than adjustments pursuant to Sections C.4(d)(vi), (vii), (viii) and (ix) hereof (A) may be waived with respect to any specific share or shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock either prospectively or retroactively and either generally or in a particular instance, by a writing executed by the registered holder of such share or shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock and (B) shall be waived as to a particular holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock as and when deemed waived with respect to such holder's shares pursuant to Section 3.6 of that certain Investors' Rights Agreement dated as of July 6, 1998, as amended, among the Corporation and the Purchasers named therein. Any waiver pursuant to this Section C.4(j) of this Article IV shall bind all future holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock for which such rights have been waived. In the event that a waiver of adjustment of less than all of the Series B Preferred Stock under this Section C.4(j) of this Article IV results in different Conversion Prices among the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, the Secretary of the Corporation shall maintain a written ledger identifying each Conversion Price for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Such information shall be made available to any person upon request.

     5.  Protective Provisions. In addition to any other rights provided by law,
         ---------------------
so long as at least twenty percent (20%) of the shares of Preferred Stock which have been issued hereunder shall be outstanding, the Corporation shall not, nor shall any subsidiary of the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than 51% of such outstanding shares of Preferred Stock, voting together as a class on an as converted basis:

       (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of the Corporation's Common Stock, or any equity securities of the Corporation, or apply any of the Corporation's assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any of the Corporation's Common Stock, or other equity securities of the Corporation, except repurchases from employees, or consultants or directors of this Corporation upon termination of employment or services pursuant to the terms of option agreements or restrictive stock agreements approved by the Board and entered into with such employees, consultants or directors;

       (ii) authorize or approve any transaction or series of transactions contemplated by Section C.2(c) of this Article IV;

       (iii) sell, dispose of or exchange all or substantially all of the Corporation's assets;

       (iv) amend or repeal any provision of, add any provision to, or waive any provision (including any of these protective provisions) of the Corporation's Certificate of Incorporation or By-laws or alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock;

       (v) reclassify any shares of Common Stock or any other shares of this Corporation (other than the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock) into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock;

       (vi) issue any new shares (or securities convertible into shares) of any class of capital stock of the Corporation having liquidation, redemption or dividend rights which are senior to or pari passu with Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock;

       (vii) authorize or approve an increase in the number of directors on the Corporation's Board of Directors;

       (viii) make any material change in the nature of the business conducted by the Corporation;

       (ix) declare or pay any dividend or distributions on the Corporation's Common Stock or other equity securities of the Corporation;

       (x) in any manner authorize, create, designate, issue or sell any class or series of capital stock of the Corporation (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security; or

       (xi) issue any securities to employees, consultants, officers or directors of the Corporation except (A) up to 940,000 shares of Common Stock issued pursuant to stock options outstanding on the date hereof and (B) up to 680,000 shares of Common Stock issued pursuant to a stock option, stock purchase or stock bonus plan, agreement or arrangement for the primary purpose of soliciting or retaining such employees, consultants, officers or directors services and which are approved by the Compensation Committee of the Board of Directors (provided such committee includes at least one Purchaser Director and does not include any director who is an officer of the Corporation) or the Board of Directors of the Corporation.

     (a) In addition to any other rights provided by law, so long as at least twenty percent (20%) of the shares of Series C Preferred Stock and the Series D Preferred Stock, respectively, which have been issued hereunder shall be outstanding, the Corporation shall not without first obtaining the affirmative vote or written consent of the holders of at least 51% of such outstanding shares of Series C Preferred Stock and Series D Preferred Stock, voting together on an as converted basis:

               (A) amend, alter or repeal the rights, preferences and privileges of the Series C Preferred Stock or of the Series D Preferred Stock;

               (B) issue any shares of capital stock of the Corporation (other than Excluded Stock) or any security convertible into or exchangeable for capital stock of the Corporation (other than Excluded Stock) at a price per share of capital stock equal to or less than 80% of the Series C Preferred Conversion Price (as last adjusted and then in effect) or of the Series D Preferred Conversion Price (as last adjusted and then in effect); or

               (C) authorize, issue or reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series C Preferred Stock or the Series D Preferred Stock with respect to rights on liquidation, redemption or for the payment of any dividend or distribution other than in liquidation.

     6.   Increasing Common Stock. The number of authorized shares of Common
          -----------------------
Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the stock of the Corporation.

     7.   No Reissuance of Preferred Stock. No shares of Preferred Stock
          --------------------------------
acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and any such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue; provided, however, that any such redeemed or purchased shares of Preferred Stock shall be eliminated from the shares which the Corporation shall be authorized to issue only upon the filing with the Secretary of State of the State of Delaware a certificate of amendment of this Restated Certificate of Incorporation in compliance with the General Corporation Law of the State of Delaware.

                                   ARTICLE V
                                   ---------

                            LIMITATION OF LIABILITY
                            -----------------------

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Statute, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware Statute is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Statute, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE VI
                                  ----------

                                    BYLAWS
                                    ------

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, subject to the provisions of Section C.5 of Article IV, the Board is expressly authorized and empowered to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation.

                                  ARTICLE VII
                                  -----------

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the Delaware Statute or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware Statute, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          IN WITNESS WHEREOF, Esperion Therapeutics, Inc. has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this ____ day of ______, 2000.


                                        ESPERION THERAPEUTICS, INC.






                                        By: /s/ Roger S. Newton
                                            --------------------------------
                                            Roger S. Newton, Ph.D.

                                            President and Chief Executive
                                              Officer